UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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CHYRON CORPORATION
(Name of Registrant as Specified In Its Charter)

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CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

April 11, 2005

Dear Shareholders:

On behalf of the Board of Directors and management of Chyron Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, May 18, 2005, at 9:30 a.m., at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, 10th Floor, New York, NY 10022.

The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report for 2004. This report describes the financial and operational activities of the Company.

Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

We look forward to greeting our shareholders at the meeting.

Sincerely,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive
Officer and Director

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2005

TO THE SHAREHOLDERS OF CHYRON CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Chyron Corporation, a New York corporation (hereinafter the "Company"), will be held at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, 10th Floor, New York, NY 10022 on Wednesday, May 18, 2005 at 9:30 a.m. for the following purposes:

1. To elect five (5) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

2. To approve an amendment to the Company's 1999 Incentive Compensation Plan to increase the maximum number of authorized shares by 2,000,000;

3. To approve an amendment to the Company's 1999 Incentive Compensation Plan to increase the annual stock option grant to non-employee Directors from 5,000 to 25,000 shares; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for the ten (10) days immediately preceding May 18, 2005.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at anytime before it is voted.

By Order of the Board of Directors,

/s/ Robert S. Matlin, Esq.
Robert S. Matlin, Esq.,
Secretary
Melville, New York
April 11, 2005

YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

CHYRON CORPORATION

TABLE OF CONTENTS

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

PROXY STATEMENT

For Annual Meeting of Shareholders
to be Held on May 18, 2005

Approximate Mailing Date of Proxy Statement and Form of Proxy: April 11, 2005.

INFORMATION CONCERNING VOTE

General

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (hereinafter, the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, May 18, 2005, at 9:30 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, 10th Floor, New York, NY 10022.

Voting Rights and Outstanding Shares

Only shareholders of record at the close of business on March 31, 2005 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 1, 2005, 41,326,016 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

Revocability of Proxies

A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR the election as directors of the nominees named below under the caption "ELECTION OF THE BOARD OF DIRECTORS"; (2) FOR the amendment to the Company's 1999 Incentive Compensation Plan to increase the maximum number of authorized shares by 2,000,000; and (3) FOR the amendment to the Company's 1999 Incentive Compensation Plan to increase the annual stock option grant to non-employee Directors from 5,000 to 25,000. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the Annual Meeting.

Voting Procedures

All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker-dealer non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the Annual Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the Annual Meeting.

ELECTION OF THE BOARD OF DIRECTORS

(PROPOSAL 1)

The Board of Directors has nominated five (5) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

Director Nominees

The following table sets forth certain information with respect to the nominees for directors:
Director of the
Name	Company Position and Offices Held	Company Since

Donald P. Greenberg	Director	September, 1996

Roger Henderson	Director	February, 1999

Christopher R. Kelly	Chairman of the Board of Directors, Member of the Audit Committee	August, 1999

Eugene M. Weber	Director, Chairman of the Audit Committee	July, 1995

Michael I. Wellesley-Wesley	President and Chief Executive Officer, Director	May, 1995

Donald P. Greenberg, age 71, is the Jacob Gould Schurman Professor of Computer Graphics and Founding Director, Program of Computer Graphics, at Cornell University. He has been a professor at Cornell University since 1968. He is also a member of the Board of Directors of Interactive Data Corporation, a provider of various financial data and proprietary information.

Roger Henderson, age 48, is Chief Executive Officer of Visual Media Inc., a position he has held since January 2005 and Chairman of the Board of Trilogy Broadcast Limited, a position he has held since October 2004. He served as the Company's President and Chief Executive Officer from June 1999 to February 2003. Prior to this position, he served as the Managing Director of Chyron Pro-Bel since April 1996.

Christopher R. Kelly, age 45, has been the owner of Fortuna Investments since 1997, where he specializes in private investments and venture capital.

Eugene M. Weber, age 54, is the Managing Partner of Weber Capital Management, L.L.C., an investment management firm which in 1999 succeeded Bluewater Capital Management, Inc., which Mr. Weber founded in 1995.

Michael I. Wellesley-Wesley, age 52, is the Company's President and Chief Executive Officer, a position he has held since February 2003. Prior to this, he served as a consultant to the Company from July 2001. He formerly held the position of Chairman of the Board of Directors through February 2002 and previously served as Chief Executive Officer of the Company from July 1995 through June 1997. He was a Managing Director of Soundview Ventures from 1999 to 2001.

Board of Directors and Committees of the Board of Directors

The Board of Directors currently consists of five directors. The Board of Directors currently has a standing audit committee. The functions of the former compensation and stock option committee have been assumed by the entire Board, with Mr. Wellesley-Wesley, an employee Director, abstaining from any matters put to a vote. Two of the five directors are "independent directors" as defined in Rule 4200 of the listing standards of the National Association of Security Dealers, Inc. Messrs. Henderson, having been employed by the Company in the past three years, and Wellesley-Wesley, currently employed, do not meet that definition by virtue of their former or current employment with the Company. Mr. Kelly does not meet that definition because he is a 10% shareholder.

The Board of Directors held eight (8) meetings during 2004. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

The Compensation and Stock Option Committee was discontinued in January 2005 and the entire Board of Directors assumed its functions of reviewing and making recommendations on all matters concerning the remuneration of the Company's executive officers, including the administration of the Company's compensation plans. This action was taken because the Board believes that it is a sufficiently small group to efficiently deal with such matters. Mr. Wellesley-Wesley, being an employee Director, abstains from any votes on these matters. During 2004 the Committee held five (5) meetings.

The Audit Committee is responsible for approval of the engagement of the Company's independent auditor and for maintaining communication between the Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the Board. The current members of the Audit Committee are Messrs. Kelly and Weber. Mr. Weber is the Chairman of the Committee. Mr. Weber is an "independent director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. While Mr. Kelly does not meet the "independent director" definition because he is a 10% shareholder, the Board has concluded that he is adequately qualified and appropriately impartial to serve on the Audit Committee. Neither of the Audit Committee members meet the definition of an "audit committee financial expert" under Item 401 of Regulation S-K of the Securities Act of 1933. However, the Board of Directors has concluded that while neither of the Audit Committee members meet the definition, they as a committee possess the experience necessary to carry out the duties and responsibilities of the Audit Committee. The Committee held six (6) meetings during 2004.

The Company does not have a nominating committee of the Board of Directors. Instead, the entire Board of Directors determines nominees for director, which permits all directors to fully participate in the process. In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligation. The Board of Directors shall consider candidates nominated by shareholders. A shareholder who wishes to nominate a director must submit a nomination in writing to the Company's Chairman of the Board, with a copy to the Company's President and CEO, at Chyron Corporation, 5 Hub Drive, Melville, NY 11747, by December 11, 2005. Such nominee must meet the standards set forth above and there must be a vacancy on the Board. The Company has not received any recommended nominees from a security holder or group of security holders that beneficially own more than 5% of the Company's voting Common Stock. The Company does not pay any third party a fee to assist in the process nor in identifying and evaluating candidates.

The Company has in place a process to facilitate shareholder communications to its directors. To send an e-mail to directors, please go to the Company's web site at www.chyron.com, click on Corporate and click on Communications to the Board of Directors. You will be asked to provide your contact information and your comments, to select the individual director or the entire group of directors for your communication to be sent to, and then click submit. This will send an e-mail to the selected individual director or the group of directors. Communications sent in this manner are not screened by the Company.

The Company's directors are expected to attend the Company's annual meeting of shareholders each year. All of the Company's directors attended last year's annual meeting of shareholders held on May 19, 2004.

Executive Officers

In addition to Mr. Wellesley-Wesley, the other executive officers of the Company are as follows:

Jerry Kieliszak - Senior Vice President and Chief Financial Officer, age 52. He joined the Company in this capacity in March 2002. From 2000 to 2001 he was Executive Vice President and Chief Financial Officer of CoreCommerce, a business-to-business e-commerce software developer. From 1989 to 2000, Mr. Kieliszak was Vice President and Chief Financial Officer of ABT Corporation, an international, enterprise project management software development company.

Kevin Prince - Senior Vice President, Engineering & Product Management, age 50. He joined the Company in July 2004. He has served as Senior Vice President, Engineering & Product Management since February 2005. From October 2004 until February 2005 he served as a Senior Vice President, Operations with responsibility for engineering, manufacturing, technology strategy and new product development. From July 2004 to October 2004, he served as the Company's Vice President, Strategic Marketing. Prior to joining the Company, he was employed by Pinnacle Systems, Inc., where from March 2003 to July 2004 he was Director of Product Planning (Graphics), from July 2001 to March 2003 he was Business Manager of the Vortex Group, and from April 1997 to July 2001 he was Business Manager of the Deko Group.

Rich Hajdu - Vice President, Sales & Marketing, age 57. He has served in this capacity since July 1999.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by our Chief Executive Officer and our other most highly compensated executive officers serving as such at December 31, 2004, whose compensation exceeded $100,000 for the years indicated. No other executive officer of the Company earned a salary and bonus for the year ended December 31, 2004 in excess of $100,000.

		Annual Compensation			Long Term Compensation
				Other Annual	Restricted	Securities	All Other
Name and Principal				Compensation	Stock	Underlying	Compensation
Position	Year	Salary	Bonus	(1)	Awards	Options	(2)

Michael Wellesley-Wesley	2004	$332,075	$58,114	$36,232	0	235,000	0
President, Chief Executive	2003	284,635	49,808	13,196	0	150,000	0
Officer and Director (3)	2002	0	0	0	0	0	0

Jerry Kieliszak	2004	150,000	22,500	0	0	100,000	3,200
Chief Financial Officer	2003	150,000	47,500	0	0	75,000	2,800
and Senior Vice President(4)	2002	121,731	8,438	0	0	125,000	1,269

Kevin Prince	2004	55,500	8,325	0	0	50,000	0
Senior Vice President,	2003	0	0	0	0	0	0
Engineering & Product	2002	0	0	0	0	0	0
Management (5)

Richard Hajdu	2004	160,250	24,038	0	0	130,000	369
Vice President,	2003	160,250	24,038	0	0	10,000	1,700
Sales & Marketing	2002	160,250	9,615	0	0	20,000	1,627

(1) Other Annual Compensation includes automobile allowances or Company leased automobile.

(2) All Other Compensation includes Company matching contributions under the Company's 401(k) Plan for Mssrs. Kieliszak, Prince and Hajdu.

(3) Mr. Wellesley-Wesley joined the Company in February 2003. He is paid in U.K. Pounds Sterling (GBPs). For comparison purposes, the above U.S. dollar equivalents are computed based on a constant foreign exchange rate of US$1.85 to GBP1. Actual amounts paid in GBPs were as follows: Salary, GBP 179,500 for 2004 and GBP 153,857 for 2003; Bonus, GBP 31,413 for 2004 and GBP 26,923 for 2003; Other Annual Compensation, GBP 19,585 for 2004 and GBP 7,133 for 2003.

(4) Mr. Kieliszak joined the Company in March 2002.

(5) Mr. Prince joined the Company in July 2004.

Stock Option Grants

Set forth below is information on grants of stock options under the Chyron 1999 Incentive Compensation Plan (the "Incentive Compensation Plan") for the named executive officers for the period January 1, 2004 to December 31, 2004.
	Option Grants in Last Fiscal Year
	Individual Grants
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	Grant Date
	Granted	Fiscal Year	Per Share	Date	Present Value

Michael Wellesley-Wesley	235,000	11.1%	$0.67	5/18/2014	$117,500

Jerry Kieliszak	100,000	4.7%	0.67	5/18/2014	50,000

Kevin Prince	50,000	2.4%	0.48	8/16/2014	17,500

Richard Hajdu	130,000	6.2%	0.67	5/18/2014	65,000

All options reported above were awarded under the 1999 Incentive Compensation Plan. The Company has not granted any stock appreciation rights. Pursuant to the terms of the Plan, the exercise price per share for all options is the closing price of the Common Stock as quoted on the OTC Bulletin Board on the date of grant.

"Grant Date Present Value" is determined under the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The factors used in this model are as follows: dividend yield = 0.0%; volatility = range of 107.0% to 109.7%; risk-free interest rate = range of 3.20% to 3.66% and expected option term of 4 years. The actual value, if any, an executive officer may realize will depend on the extent to which conditions as to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive officer will be consistent with the value estimated by the Black-Scholes model. The estimated values under the model are based on assumptions regarding interest rates, stock price volatility and future dividend yield. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under the Incentive Compensation Plan which cannot be transferred.

Fiscal Year End Option Values

The named executive officers of the Company did not exercise any options during the fiscal year ended December 31, 2004. The following table sets forth information concerning the number of options owned by the named executive officers and the value of any in-the-money unexercised options held by the named executive officers at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Wellesley-Wesley	0	$0	465,000	235,000	$48,225	$0

Jerry Kieliszak	0	0	124,999	175,001	16,916	12,834

Kevin Prince	0	0	0	50,000	0	0

Richard Hajdu	0	0	106,000	143,334	3,233	2,267

Pension Plans

The Company maintains a domestic, qualified non-contributory defined benefit pension plan (the "U.S. Pension Plan" or "Plan") for all U.S. employees of Chyron Corporation. Under the U.S. Pension Plan, a participant retiring at normal retirement age receives a pension benefit equal to the sum of (i) and (ii) where: (i) is 25% of his average monthly compensation as of July 1, 1998 not in excess of one-twelfth of his covered compensation plus 38% of his average monthly compensation as of July 1, 1998 in excess of one-twelfth of his covered compensation multiplied by a fraction, not to exceed 1.0, the numerator of which is his number of years of service and completed months of service at normal retirement date, not to exceed 20, and the denominator of which is 20; and (ii) is 32% of his average monthly compensation as of the participant's termination of employment, retirement, death or disability, not in excess of one-twelfth of his covered compensation plus 48% of his average monthly compensation at that date in excess of one-twelfth of his covered compensation, multiplied by a fraction, not to exceed 1.0, the numerator of which is his number of years of service and completed months of service at normal retirement date, not to exceed 35, and the denominator of which is 35. Normal retirement date under the Plan is the later of age 65 or the date the participant completes five years participation in the Plan. A participant's average monthly compensation is his or her monthly compensation averaged during the five consecutive years during the ten-year period prior to his or her termination that produces the highest average monthly compensation.

Participants in the U.S. Pension Plan vest according to the following schedule:
Employees Hired Prior to July 1, 1998		Employees Hired on or After July 1, 1998

Years of Service	Amount Vested	Years of Service	Amount Vested

Less than 2	0%	Less than 5	0%
2	20%	5 or more	100%
3	40%
4	60%
5 or more	100%

As of December 31, 2004, the number of years of service for vesting purposes for named executive officers subject to the U.S. Pension Plan, as measured from their date of hire, is as follows: Mr. Wellesley-Wesley, 1 year, Mr. Kieliszak, 2 years, Mr. Prince, 0 years and Mr. Hajdu 7 years. Neither Messrs. Wellesley-Wesley, Kieliszak nor Prince are eligible to receive benefits under the Plan until they have earned 5 years of credited service for vesting purposes, as measured from their date of hire, as all three are subject to the vesting schedule for employees hired after June 1998 which requires completion of five years of credited service from date of hire before earning any vested rights to pension plan benefits. Mr. Hajdu is eligible to earn benefits based on the vesting table for employees hired prior to July 1, 1998.

The following table shows the aggregate annual benefits under the U.S. Pension Plan as now in effect that would be currently payable to participants retiring at age sixty-five on a single-life basis under various assumptions as to salary and years of service. Benefits under the U.S. Pension Plan are payable in the form of a monthly, lifetime annuity commencing on the later of normal retirement age or the participant's date of retirement, or, at the participant's election, in a lump sum or installment payments. The amounts shown reflect the level of social security covered compensation for a participant reaching age 65 in 2004. In addition, the participant is entitled to receive social security benefits. The Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended, limit the annual retirement benefit that may be paid out of funds accumulated under a qualified pension plan. The maximum annual benefit payable under the U.S. Pension Plan was $165,000 for 2004. This maximum is proportionately reduced for years of plan participation less than ten. Compensation in excess of $205,000 for 2004 may not be taken into account in the determination of benefits under the U.S. Pension Plan.
U.S. Pension Plan Table

Highest Consecutive Five-Year Average	Years of Credited Service at Retirement at Age 65
Compensation During the Last Ten Years
Of Employment	10	20	30	35

$ 50,000	$ 4,700	$ 9,500	$14,200	$16,000
100,000	11,600	23,200	34,800	40,600
150,000	18,500	36,900	55,400	64,600
160,000	19,800	39,700	59,500	69,400
170,000	21,200	42,400	63,600	74,200
205,000	26,000	52,000	78,000	91,000

For U.K. employees, the Company has the Chyron International Corporation Group Personal Pension Plan (the "CIC Pension Plan"). Under the CIC Pension Plan, each member employee has an individual account within this defined contribution plan. The Company contributes monthly an amount equal to a percentage of the employee's salary into their individual account.

Directors' Compensation

Directors of the Company who are also salaried officers or employees of the Company do not receive special or additional compensation for serving on the Board of Directors or any committee. Each director who is not a salaried officer or employee of the Company receives an annual fee of $5,000 (except for the Chairman who receives an annual fee of $10,000), plus $1,000 for attending each meeting of the Board of Directors and $500 for attending each committee meeting. In addition, each non-employee director receives, on the last trading day of July each year, stock options to purchase 5,000 shares at an exercise price equal to the closing market value on the grant date. These options are immediately exercisable and expire ten years from date of grant. Proposal 3 herein proposes to amend the Company's 1999 Incentive Compensation Plan to increase the annual option grant to non-employee Directors from 5,000 to 25,000, with effect from August 2004. In August 2004, the Compensation and Stock Option Committee recommended and the Board unanimously approved, subject to shareholder approval of Proposal 3, an additional grant of 20,000 shares to each non-employee Director for 2004. See Proposal 3 on page 23 for additional information.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company has an employment agreement with Mr. Wellesley-Wesley, the Company's President and Chief Executive Officer, that expires March 1, 2006. Unless either party gives notice of its intention not to renew the then current employment term prior to 120 days before the end of the employment term in effect at such time, the employment term will be automatically extended for one-year periods. As compensation for his services, he receives a base salary effective March 1, 2005 of GBP 188,475 per annum, is eligible for an annual incentive bonus based on achievement of criteria and in an amount to be determined at the sole discretion of the non-employee Directors of the Board of Directors, is eligible to receive reimbursement of up to $5,000 per annum for U.S. income tax advice and preparation of U.S. income tax forms, and receives an automobile allowance, including gross up for taxes, of GBP 14,560 per annum and related insurance and operating expense reimbursement. The agreement contains severance provisions, with respect to his termination for other than cause, that entitle him to receive: (i) the greater of base salary for the employment term or amounts owed under the Company's Executive Retention Program; (ii) all unvested options shall immediately vest and have an exercise period equal to the remaining term of such options without regard to any shorter period set forth in the relevant stock option plan as a result of termination; (iii) all benefits to which he is entitled under the employment agreement shall continue for the remainder of the term of the agreement; (iv) any accrued, but unpaid, base salary and incentive bonus shall be paid him; and, (v) any incurred but unpaid business expenses or other amounts due shall be paid him. The agreement also contains non-competition, patents and copyrights and confidential information provisions.

The Company and Mr. Kieliszak entered into a severance agreement on May 2, 2003 that provides that in the event Mr. Kieliszak is terminated without cause, he is entitled to receive severance of salary and health benefits, for which the Company would pay his COBRA premiums, for a period of twelve months, subject to mitigation after the severance period provided for in the Company's Severance Plan for U.S. Employees, which severance period is normally three months, but is extended to six months under the Executive Retention Program. Additionally, under the agreement, the 50,000 options granted to Mr. Kieliszak in December 2002 were designated a "Loyalty Option Grant" and made subject to the special terms of the Executive Retention Program that immediately vest such options.

Messrs. Wellesley-Wesley, Kieliszak, Prince and Hajdu are participants in the Company's Executive Retention Program (the "ERP"). This program is effective through December 31, 2005 or for one year from the date the participant transfers to a successor company, whichever comes first. The ERP may be renewed at the discretion of the Board of Directors. The ERP is intended to encourage executives and other key employees to actively support a sale process in the event of a sale of a part or all of the Company. Under the ERP, the named executive officers are entitled to the following benefits:

    Loyalty Bonus: Participants are entitled to receive a loyalty bonus equal to 3 months base salary. The loyalty bonus will be payable as of (i) the date the Company is sold, or (ii) the date the participant transfers to a successor company or (iii) the date the participant is terminated involuntarily.

    Annual Bonus: Participants are entitled to receive an annual bonus equal to the prorated portion of their actual annual bonus paid for the prior year in the event they transfer to a successor company or are involuntarily terminated. Such bonus is to be paid following transfer or termination.

    Severance Benefits: Participants are entitled to receive severance of salary and Company-paid premiums for medical benefits during their severance period if they are terminated involuntarily for reasons other than cause, or if they resign voluntarily subsequent to their transfer to a successor company for good reason, where good reason is defined as: (i) a reduction in their base rate of compensation or incentive compensation target; (ii) a substantial reduction in their responsibilities; or (iii) they are required to relocate in order to retain their current position or a comparable position and such transfer is not mutually acceptable. The ERP severance period includes, and is not in addition to, the number of months that would otherwise be payable under the Chyron U.S. Severance Plan. Severance periods under the ERP for the above named officers are as follows:

    Mr. Wellesley-Wesley is eligible to receive a total of six months of severance, inclusive of the severance period to which he is entitled under his employment agreement;

    Mr. Kieliszak is eligible to receive a total of twelve months of severance, inclusive of the up to twelve months that he is entitled to under his severance agreement;

    Messrs. Prince and Hajdu are each entitled to a total of six months of severance.

BOARD OF DIRECTOR INTERLOCKS
AND INSIDER PARTICIPATION

No executive officer served as a director of another entity or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our board of directors dealing with matters relating to executive compensation.

Mr. Wellesley-Wesley, a Director, served as our President and Chief Executive Officer from July 1995 through June 1997 and was named President and Chief Executive Officer again in February 2003. During 2002 and until he was named President and Chief Executive Officer in February 2003, Mr. Wellesley-Wesley was paid a $15,000 monthly consulting fee and was provided with the use of a Company-leased automobile. He provided consulting services in exploring strategic alternatives for the Company and provided services as Chairman of the Executive Committee and as a member of the Office of the Chairman.

Mr. Henderson, a current Director and the Company's President and Chief Executive Officer until February 2003, was paid fees of $37,532, plus expenses, during 2003 subsequent to his resignation as President and CEO, for consulting services in exploring strategic alternatives for the Company subsequent to his resignation.

In September 2004 the Board of Directors approved a grant of a non-qualified stock option for 50,000 shares of Company Common Stock to Donald P. Greenberg as compensation for consulting services involving advice with respect to the effect of expected future global technology changes on the Company's current and planned future product development. These stock options carry an exercise price of $0.48 per share, vested immediately, are exercisable for a period of ten years from date of grant, and have a Grant Date Fair Value of $17,000.

REPORT ON EXECUTIVE COMPENSATION

It is the duty of the Board of Directors to develop, administer and review the Company's compensation plans, programs and policies, to monitor the performance and compensation of executive officers and other key employees and to make appropriate changes relating to executive compensation. Mr. Wellesley-Wesley, an employee-Director, abstains from any vote relating to matters involving executive compensation.

The Company's compensation program is intended to motivate, retain and attract management, linking incentives to financial performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives.

The compensation program for the named executive officers consists of four components: (i) a base salary; (ii) the potential for an annual bonus based upon the satisfaction of certain performance criteria set annually by the Compensation Committee for each position and a special bonus as warranted; (iii) grants of stock options awards under the Company's Incentive Compensation Plan; and, (iv) a Company-leased automobile for Mr. Wellesley-Wesley.

The bonus criteria may relate to overall Company performance, the individual executive's performance or a combination of the two, depending upon the particular position at issue. The bonus component constitutes the "at risk" portion of the compensation program.

All amounts paid or accrued during fiscal year 2004 for executive officers under the above-described compensation program are included in the table found in the section captioned "Summary Compensation Table."

Christopher R. Kelly, Chairman of the Board

Donald P. Greenberg, Director

Roger Henderson, Director

Eugene M. Weber, Director

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee's primary responsibilities fall into three broad categories:

    first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

    second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including approving their appointment or removal, reviewing the scope of their audit services and any other services being provided to the Company, and their related fees; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No.1); and

    third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The responsibilities of the Audit Committee are described in more detail in the charter of the Audit Committee, a copy of which was attached as Appendix A to the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2001.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met six (6) times during 2004.

In overseeing the preparation of the Company's annual financial statements, the Audit Committee met with both management and the Company's outside auditors to review the scope of and discuss the results of the audit and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with PricewaterhouseCoopers LLP, their fees for audit, audit-related, tax and all other services, and matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee considered whether their provision of non-audit services is compatible with maintaining their independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Eugene M. Weber, Chairman
Christopher R. Kelly

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP fees incurred by the Company for 2004 and 2003 are as follows. Fees for 2003 include those for Chyron U.K. Holdings Ltd. and its operating subsidiary, Pro-Bel Limited, which the Company sold in November 2003.

	For Year Ended December 31,
	2004	2003
Audit Fees (1)	$199,798	$329,410
Audit-Related Fees (2)	43,376	128,454
Tax Fees (3)	41,993	220,721
	$285,167	$678,585

(1) Consists of fees for audit of annual financial statements and review of quarterly financial statements.

(2) Consists of fees for employee benefit plans audits, non-audit accounting related advice and, for 2003, fees of $84,800 relating to non-audit accounting related advice, due diligence and attest services relating to sale of the Company's Chyron UK Holdings Ltd. subsidiary.

(3) Consists of fees for tax compliance and advice and, for 2003, fees of $152,000 for tax advice related to the sale of the Company's UK Holdings Ltd. subsidiary.

STOCK PERFORMANCE CHART

The following chart compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five years ended December 31, 2004 with the cumulative total return on the Russell 2000 Index and a peer group selected by the Company consisting of businesses engaged in supplying equipment to the broadcast and video industry. The comparison assumes $100 was invested on December 31, 1999 in the Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends, if any.

The businesses included in the Company-selected peer group are: Avid Technology Inc., Pinnacle Systems Inc., and Leitch Technology Corp. The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

On March 1, 2005, 41,326,016 shares of Common Stock were outstanding.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 1, 2005, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company (1).

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(2)	Class(2)(3)

HJH Partners, L.L.C. (4)	7,640,908	17.96%
Two Soundview Drive
Greenwich, CT 06830

London Merchant Securities plc (5)	4,906,649	11.55%
Carlton House
33 Robert Adam Street
London, W1M 5AH
England, U.K.

Christopher R. Kelly (6)	4,410,084	10.01%
800 Fifth Avenue, Suite 1400
Seattle, WA 98104

Michael I. Wellesley-Wesley (7)	3,378,147	8.04%

Philip Greer (8)	2,803,394	6.71%
WPG Venture Partners III, L.P.
One New York Plaza
New York, NY 10004

Security Ownership of Management

The following table sets forth, as of March 1, 2005, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director and the named executive officers of the Company and all directors and executive officers of the Company as a group(1).

Name of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership (2)	Total (2)(3)

Christopher R. Kelly (6)	4,410,084	10.01%

Michael I. Wellesley-Wesley (7)	3,378,147	8.04%

Roger Henderson (9)	335,053	*

Jerry Kieliszak (10)	266,766	*

Richard Hajdu (11)	236,666	*

Eugene M. Weber (12)	152,297	*

Donald P. Greenberg (13)	91,666	*

Kevin Prince (14)	50,000	*

All directors and executive officers
As a group (8 persons)	8,920,679	18.47%

* Less than one percent (1%).

(1) These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him/her.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options exercisable up to 60 days after March 1, 2005 and conversion privileges held by that person that are convertible at March 1, 2005 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(3) In calculating the percent of the outstanding shares of Common Stock, 41,326,016 shares of Common Stock which were outstanding on March 1, 2005, as well as, where applicable, all shares issuable on the exercise of stock options up to 60 days after March 1, 2005 and the conversion of debentures (including accrued interest as of March 1, 2005 payable in additional convertible debentures) held by the particular beneficial owner that are included in the column to the left of this column, are deemed to be outstanding.

(4) HJH Partners, L.L.C. is the managing partner for WPG PE Fund Advisor, L.P. ("PEF") and WPG PE Fund Advisor (Overseas), L.P. ("PEF Overseas"). PEF serves as the fund investment advisor to and beneficially owns 6,158,017 shares held by WPG Corporate Development Associates IV, L.L.C. ("CDA IV"), including 984,830 which may be acquired upon the conversion of presently convertible debentures. PEF disclaims beneficial ownership of such shares, except to the extent of its interest in CDA IV. PEF Overseas serves as the fund investment advisor to and beneficially owns 1,482,891 shares held by WPG Corporate Development Associates IV (Overseas), L.P. ("CDA Overseas"), including 235,592 which may be acquired upon the conversion of presently convertible debentures. PEF Overseas disclaims beneficial ownership of such shares, except to the extent of its interest in CDA Overseas.

(5) Includes 3,715,391 shares beneficially owned by LMS Tiger Investments Limited, 381,634 shares beneficially owned by Lion Investments Ltd., of which 370,284 may be acquired upon the conversion of presently convertible debentures, and 809,624 shares beneficially owned by Westpool Investment Trust plc, of which 785,555 may be acquired upon the conversion of presently convertible debentures. LMS Tiger Investments Limited, Lion Investments Ltd. and Westpool Investment Trust plc are wholly owned subsidiaries of London Merchant Securities plc.

(6) Includes 25,000 shares that may be acquired upon the exercise of presently exercisable options and 2,708,616 that may be acquired upon the conversion of presently convertible debentures.

(7) Includes 2,678,147 shares directly owned by Sun Life Pension Management and Paris Investments Limited and which Michael Wellesley-Wesley is deemed to be beneficial owner. Also includes 700,000 shares that may be acquired upon the exercise of presently exercisable options.

(8) Philip Greer is a managing partner to WPG Venture Partners III, L.P., which serves as the fund investment advisor of WPG Enterprise Funds II, L.L.C. ("Enterprise"), which beneficially owns 1,533,639 shares, of which 248,670 may be acquired upon the conversion of presently convertible debentures, and Weiss, Peck & Greer Venture Associates III, L.L.C. ("Venture III"), which beneficially owns 1,269,755 shares, of which 201,565 may be acquired upon the conversion of presently convertible debentures.

(9) Includes 160,000 shares that may be acquired upon the exercise of presently exercisable options.

            (10) Includes 241,666 shares that may be acquired upon the exercise of presently exercisable options.

            (11) Includes 236,666 shares that may be acquired upon the exercise of presently exercisable options.

            (12) Includes 44,999 shares that may be acquired upon the exercise of presently exercisable options.

            (13) Includes 91,666 shares that may be acquired upon the exercise of presently exercisable options.

            (14) Includes 50,000 shares that may be acquired upon the exercise of presently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Wellesley-Wesley, a Director, served as our President and Chief Executive Officer from July 1995 through June 1997 and was named President and Chief Executive Officer again in February 2003. During 2002 and until he was named President and Chief Executive Officer in February 2003, Mr. Wellesley-Wesley was paid a $15,000 monthly consulting fee and was provided with the use of a Company-leased automobile. He provided consulting services in exploring strategic alternatives for the Company and provided services as Chairman of the Executive Committee and as a member of the Office of the Chairman.

Mr. Henderson, a current Director and the Company's President and Chief Executive Officer until February 2003, was paid fees of $37,532, plus expenses, during 2003 subsequent to his resignation as President and CEO, for consulting services in exploring strategic alternatives for the Company subsequent to his resignation.

In September 2004 the Board of Directors approved a grant of a non-qualified stock option for 50,000 shares of Company Common Stock to Donald P. Greenberg as compensation for consulting services involving advice with respect to the effect of expected future global technology changes on the Company's current and planned future product development. These stock options carry an exercise price of $0.48 per share, vested immediately, are exercisable for a period of ten years from date of grant, and have a Grant Date Fair Value of $17,000.

In December 2001, the Company issued 12% Senior Subordinated Convertible Notes ("Senior Subordinated Notes") in the aggregate principal amount of $2.21 million. Certain directors, officers and beneficial owners of 5% or more of the Common Stock of the Company ("5% Shareholders") acquired Senior Subordinated Notes, including the following: London Merchant Securities plc, a 5% Shareholder, through its affiliate, acquired $250,000 principal amount and Christopher Kelly, a Director and 5% Shareholder, acquired $450,000 principal amount. On February 28, 2002, the Board of Directors resolved to amend the Senior Subordinated Notes such that the Company would only pay interest on the Senior Subordinated Notes by increasing the amount of principal owed thereunder.

In December 2001, the terms of the Company's outstanding Series A Subordinated Convertible Debentures ("Series A Debentures") and Series B Subordinated Convertible Debentures ("Series B Debentures") were amended to extend the maturity date of the Series A and B Debentures from December 31, 2003 to December 31, 2004, increase the interest rate from 8% to 12%, and provide that until December 31, 2004, interest may be paid in the form of additional debentures, or in cash, at the Company's sole option. Certain directors, officers and 5% Shareholders had previously acquired Series A Debentures, including the following: Weiss Peck & Greer, a 5% Shareholder then affiliated with Wesley Lang, a former Director, acquired through its affiliates (WPG Corporate Development Associates IV, LLC, "CDA IV"; WPG Corporate Development Associates IV (Overseas), L.P., "CDA Overseas"; WPG Enterprise Fund II, LLC, "Enterprise"; and Weiss, Peck & Greer Venture Associates III, LLC, "Venture III") $790,000 principal amount and London Merchant Securities plc, a 5% Shareholder, through its affiliates, acquired $273,000 principal amount. Certain directors, officers and 5% Shareholders had previously acquired Series B Debentures, including the following: London Merchant Securities plc, a 5% Shareholder, through its affiliates, acquired $760,000 principal amount; Christopher Kelly, a Director and 5% Shareholder, acquired $2,350,000 principal amount; and, Weiss Peck & Greer, a 5% Shareholder then affiliated with Wesley Lang, a former Director, acquired through its affiliates $1,960,000 principal amount. On February 28, 2002, the Company's Board of Directors resolved to pay interest on the Series A and Series B Debentures only by increasing the amount of principal owed thereunder.

In connection with the amendment to the Series A and Series B Debentures, in December 2001, the Company issued warrants ("A Warrants" and "B Warrants", respectively) to holders of the amended Series A and Series B Debentures to purchase an aggregate of 861,027 shares of Common Stock of the Company at an exercise price equal to $0.35 per share. The warrants vested immediately and were exercisable through December 31, 2004.

In December 2003, the Company closed on an exchange offer that retired, at a discount off face value, Series A Debentures and Series B Debentures held by those holders who accepted the offer. Mr. Weber, a Director, on behalf of The Weber Family Trust, accepted the offer for all $25,335 of Series A Debentures held in return for $10,134 of cash and 31,832 shares of Chyron Common Stock and accepted the offer for all $2,900 of Series B Debentures held in return for $1,160 of cash and 3,643 shares of Chyron Common Stock.

In February 2004, the Company closed on an exchange offer that retired Series A Debentures and Series B Debentures in exchange for cash and new Series C 7% subordinated convertible debentures due December 31, 2005 ("Series C Debentures") and new Series D 8% subordinated convertible debentures due December 31, 2006 ("Series D Debentures"). WPG Corporate Development Associates IV, LLC ("CDA IV") and WPG Corporate Development IV (Overseas), LP ("CDA Overseas"), which are managed by WPG PE Fund Advisor, LP and WPG PE Fund Advisor (Overseas), LP, respectively, for which the managing partner is HJH Partners, LLC, of which Joan McCabe, a former Director, is an affiliate, exchanged a combination of $2,835,174 of Series A and Series B Debentures for $1,134,069 of cash and $1,701,105 of Series C Debentures. WPG Enterprise Fund II, LLC ("Enterprise") and Weiss, Peck & Greer Venture Associates III, LLC ("Venture III"), which are managed by WPG Venture Partners III, LP and of which Philip Greer is a managing partner, exchanged a combination of $1,045,945 of Series A and Series B Debentures for $418,378 of cash and $627,567 of Series C Debentures. Westpool Investment Trust plc and Lion Investments Limited, wholly owned subsidiaries of London Merchant Securities, exchanged a combination of $1,462,275 of Series A and Series B Debentures for $658,024 of cash and $691,656 of Series D Debentures. Christopher Kelly, a Director, exchanged Series B Debentures of $3,426,724 for $1,542,026 of cash and $1,620,841 of Series D Debentures.

In December 2004, A and B Warrants were exercised by holders, in either cashless or cash exercises. The A Warrants were exchanged in cashless exercises as follows: CDA IV exchanged 53,143 warrants for 16,673 shares of Common Stock; CDA Overseas exchanged 12,914 warrants for 4,052 shares; Enterprise exchanged 13,143 warrants for 3,943 shares; Venture III exchanged 11,086 warrants for 3,326 shares; affiliates of London Merchant Securities exchanged 31,200 warrants for 9,361 shares; and Eugene M. Weber, a Director, exchanged 2,286 warrants owned by The Weber Family Trust for 748 shares. The B Warrants were exchanged in cashless exercises as follows: CDA IV exchanged 132,114 warrants for 41,448 shares; CDA Overseas exchanged 31,429 warrants for 9,861 shares; Enterprise exchanged 33,600 warrants for 10,080 shares; Venture III exchanged 26,857 warrants for 8,058 shares; affiliates of London Merchant Securities exchanged 86,857 warrants for 26,058 shares; and Eugene M. Weber, a Director, exchanged 229 warrants owned by The Weber Family Trust for 75 shares. Christopher R. Kelly exercised 268,571 B Warrants for $94,000 in cash and received 268,571 shares of Common Stock.

In March 2005, all holders of the Company's Series C Debentures agreed to an amendment to the Series C Debentures that resulted in payment by the Company, on March 31, 2005, of a total of $1.26 million (including $0.1 million of accrued interest), representing 50% of their principal and accrued interest balance on March 31, 2005, and an extension of the due date for the remainder of principal and accrued interest to April 30, 2006. All other original terms of the Series C Debentures remain the same. Amounts paid to Series C Debenture holders on March 31, 2005 were as follows: CDA IV, $742,848; CDA Overseas, $177,705; Enterprise, $187,570; and Venture III, $152,038. As a result of these payments, remaining principal of $1,246,063 at March 31, 2005, plus accrued interest through maturity, for a total of $1,355,801, will be due and payable April 30, 2006.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers (the "Indemnitees") will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorney's fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of the Company or as directors, officers, employees or agents of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any director or officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 2004, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

AMENDMENT TO THE COMPANY'S 1999 INCENTIVE COMPENSATION PLAN
TO INCREASE THE MAXIMUM NUMBER OF AUTHORIZED SHARES BY 2,000,000
(PROPOSAL 2)

On January 21, 2005, the Board of Directors of the Company unanimously adopted, subject to approval by the Company's shareholders, an amendment to the Company's 1999 Incentive Compensation Plan (the "1999 Plan") to increase the maximum number of shares available for grant thereunder by 2,000,000 shares. At present, only 124,959 shares remain available for grant under the 1999 Plan. The Board of Directors believes that this additional share reserve is necessary to continue to provide competitive long-term incentive awards to key employees, which are linked to the creation of shareholder value. The full text of the 1999 Plan, with the proposed amendment, is attached to this Proxy Statement as Appendix A. The amendment will not become effective unless shareholder approval of this Proposal is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

AMENDMENT TO THE COMPANY'S 1999 INCENTIVE COMPENSATION PLAN
TO INCREASE THE ANNUAL STOCK OPTION GRANT TO NON-EMPLOYEE DIRECTORS
FROM 5,000 TO 25,000 SHARES
(PROPOSAL 3)

On August 5, 2004, the Board of Directors of the Company unanimously adopted, subject to approval by the Company's shareholders, an amendment to the Company's 1999 Plan to increase the number of stock options to be granted annually on the last day of July to non-employee Directors from 5,000 to 25,000, with effect from August 2004. This annual stock option grant, combined with the monetary fees paid by the Company to non-employee Directors for serving on the Board and its committees, constitutes the entire compensation to the non-employee Directors. The annual stock option grant number of shares has not changed in seven years, at which time it was increased from 3,333 to 5,000 shares. The monetary fee structure for non-employee Directors has not changed in nine years, at which time the fee for attendance at committee meetings was decreased from $1,000 to $500 per committee meeting attended and the Board of Director meeting attendance fee of $1,000 and annual fee of $5,000 remained unchanged. Company management and the Board of Directors believe that this increase in option grants is appropriate given the additional responsibilities assumed by the Board with respect to Sarbanes-Oxley compliance and the full Board having assumed the responsibilities of the former Compensation and Stock Option Committee. In August 2004, the Compensation and Stock Option Committee recommended and the Board unanimously approved, subject to shareholder approval of this Proposal, an additional grant of 20,000 shares, at the closing market price of $0.48 per share, to each non-employee Director, to bring the total 2004 stock option grant for each non-employee Director to 25,000 including the 5,000 granted on the last day of July 2004. These options will vest when and if approved by approval of Proposal 3. This additional stock option grant is detailed below:

New Plan Benefit for Non-Employee Directors for 2004
Chyron 1999 Incentive Compensation Plan
	Additional Stock Options Granted	Grant Date Present Value

Donald P. Greenberg, Director	20,000	$7,000

Roger Henderson, Director	20,000	7,000

Christopher R. Kelly, Director	20,000	7,000

Joan Y. McCabe, Former Director	20,000	7,000

Eugene M. Weber, Director	20,000	7,000

Non-Employee Director Group Total	100,000	35,000

Grant Date Present Value for these stock options is explained on page 7 of this proxy statement.

The full text of the 1999 Plan, with the proposed amendment, is attached to this Proxy Statement as Appendix A. The amendment will not become effective unless shareholder approval of this Proposal is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

SHAREHOLDER PROPOSALS

A shareholder of the Company who wishes to present a proposal for action at the Company's 2006 Annual Meeting of Shareholders must submit such proposal to the Company, in accordance with Rule 14-8 under the Securities Exchange Act of 1934. To be eligible for inclusion such proposal must be received by the Company, no later than December 11, 2005.

COST OF SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held on record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of PricewaterhouseCoopers LLP, which audited the Company's 2002, 2003 and 2004 financial statements, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K filed with the SEC, for the period January 1, 2004 through December 31, 2004, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Ms. Margaret Roed, Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 31, 2005, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive Officer and Director

Melville, New York
April 11, 2005

APPENDIX A

(AS PROPOSED TO BE AMENDED SUBJECT TO SHAREHOLDER APPROVAL)

(PROPOSED CHANGES APPEAR IN PARAGRAPHS 4.(a) AND 10.(b))

CHYRON CORPORATION

1999 Incentive Compensation Plan

1. Purpose. The purpose of this 1999 Incentive Compensation Plan (the "Plan") is to assist Chyron Corporation, a New York corporation (the "Corporation"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, RSU, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 11(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) "Board" means the Corporation's Board of Directors.

(f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

(g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

(h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless administration of the Plan by "outside directors" is not then required to qualify for tax deductibility under Code Section 162(m).

(j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(k) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l) "Effective Date" means May 12, 1999.

(m) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, and other persons who provide services to the Corporation or any of its subsidiaries including directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

(p) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as officially reported by the principal securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not listed or admitted to trading on any national securities exchange, the closing sale price as furnished by the NASD through The Nasdaq Stock Market, Inc. ("Nasdaq") or by the OTC Electronic Bulletin Board or similar organization if Nasdaq is no longer reporting such information, on the date on which the determination of fair market value is being made, or if no shares of Stock were traded on such date, then the last trading date prior thereto.

(q) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(r) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

(s) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(t) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

(u) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v) "Performance Award" means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(w) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

(x) "Preexisting Plan(s)" means the Chyron 1995 Long Term Incentive Plan.

(y) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

(z) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa) "Restricted Stock Unit" or "RSU" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(bb) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(cc) "Stock" means the Corporation's Common Stock, $0.01 par value per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11(c) hereof.

(dd) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 11(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be [7,500,000]. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under any Preexisting Plan(s) that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 450,000 shares of Stock, subject to adjustment as provided in Section 11(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $5 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $5 million.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as "performance-based compensation" for purposes of Code Section 162(m) if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of state law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten years following the date of grant.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee provided that such grant price shall not be less than the Fair Market Value of a share of Stock on the date of grant of such SAR except as provided under Section 7(a) hereof.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) RSUs. The Committee is authorized to grant RSUs to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of RSUs shall occur upon expiration of the deferral period specified for such RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSUs may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the RSUs, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the RSUs), all RSUs that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Annual Incentive and Performance Awards. The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as "performance-based compensation" for purposes of Code Section 162(m).

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 11(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

  Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margin; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Corporation; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of

Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control.

(a) Effect of "Change in Control." In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 11(a) hereof;

(ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Corporation shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

(iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a) hereof; and

(iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

(b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

(i) any Person (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the Common Stock of the Corporation) acquires securities of the Corporation and immediately thereafter is the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities (except that an acquisition of securities directly from the Corporation shall not be deemed an acquisition for purposes of this clause (i));

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Corporation with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation in which no premium is intended to be paid to any shareholder participating in the merger or consolidation;

(iv) the stockholders of the Corporation approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Corporation (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the Common Stock of the Corporation immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Corporation or its ownership.

For purposes of this definition:

(A) The term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

(B) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(C) The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

(c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. Options Granted Automatically to Non-Employee Directors.

(a) Annual Option Grants. A Non-Employee Director Annual Option will be automatically granted at the close of business on the last trading day of each July.

(b) Number of Shares Subject to Automatic Option Grants. Unless otherwise determined by the Board in a resolution adopted on or prior to the date of the annual meeting of the Company's shareholders that coincides with or most recently precedes the date of grant of an Option to a Non-Employee Director, the number of shares of Stock to be subject to each Annual Option shall be [25,000], in each case subject to adjustment as provided in Section 11(c).

(c) Other Non-Employee Director Annual Option Terms. Unless otherwise determined by the Board, other terms of Annual Options shall be as follows:

(i) The exercise price per share of Stock purchasable upon exercise of a Non-Employee Director Annual Option will be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Option.

(ii) A Non-Employee Director Annual Option will expire at the earlier of (A) 10 years after the date of grant or (B) three months after the date the Participant ceases to serve as a director of the Company for any reason.

(iii) Each Non-Employee Director Annual Option will become exercisable in three equal installments after each of the first, second and third anniversaries of the date of grant.

(d) Method of Exercise. A Participant may exercise a Non-Employee Director Annual Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares of Stock already owned by the Participant (except for shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and shares.

(e) Availability of Shares. If an automatic grant of Options authorized under Section 10(a) or (b) cannot be made in full due to the limitation set forth in Section 4(a), such grant shall be made (together with other automatic grants to occur at the same time) to the greatest extent then permitted under Section 4(a).

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting. In addition, the Board shall also have the authority to modify the Plan, to the extent it deems necessary or desirable in its sole discretion, to minimize the taxes incurred by either the Company or any Participant relating to any Award.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for certain incentive awards and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Awards under Preexisting Plan(s). Upon approval of the Plan by shareholders of the Corporation as required under Section 11(l) hereof, no further awards shall be granted under the Preexisting Plan(s).

(l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board subject to approval by the shareholders of the Corporation.

The Plan was adopted by the shareholders of the Corporation on May 12, 1999 which is the effective date of the Plan.
Daniel I. DeWolf
(Corporate Secretary)